Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan as Amended and Restated of Centennial Technologies, Inc. of our report dated May 1, 2000, with respect to the consolidated financial statements and schedule of Centennial Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended March 25, 2000, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP

Boston, Massachusetts
May 15, 2000